Exhibit 99.1

Investor Relations Contact: James Carbonara Hayden IR (646)755-7412 james@haydenir.com or ir@augme.com	Public Relations Contact: pr@hipcricket.com

AUGME TECHNOLOGIES RELEASES PRELIMINARY Q4 AND FY2013 RESULTS

Quarterly Revenues up 49% over Comparable Q4 2012 and Record Bookings of $9.7MM With Sequential increase of 76% over Q3;
  Momentum and Cost Savings On Track To Deliver Solid Growth And Operational Profitability In Current Fiscal Year

NEW YORK, NY – March 13, 2013 -- Augme® Technologies, Inc. (OTCQB: AUGT) (“Augme”) and its wholly owned subsidiary, Hipcricket®, Inc. (“Hipcricket”) (collectively “the Company”), a technology leader in mobile marketing and advertising, announced today its preliminary financial results for Q4 and FY 2013.

Based on a preliminary review of results for the fourth fiscal quarter ended February 28, 2013, Augme estimates revenue of approximately $7.5 million, up 49% from the $5.0 million recorded in Q4 for February 29, 2012.  New order bookings were a record $9.7M million, up 76% sequentially over last quarter. Bookings are defined as the dollar value of contracts signed.

The backlog of signed contracts at February 28, 2013 is estimated to be $18.4 million, compared to February 29, 2012 backlog of $15.7 million. Augme estimates FY 2013 revenue at $26.2 million, up 119% over FY 2012.

"Our strong momentum continued through the close of the fiscal year as we sold more programs in mobile marketing and advertising than at any time in our Company’s history,” said Ivan Braiker, CEO of Augme. “Business was strong with both existing customers and new significant customers, and our penetration with large brands is increasing.

“We are encouraged by our Q4 sequential improvement over Q3 2013 which is seasonally much stronger than Q4 due to the traditional lull in advertising business at the start of the calendar year. Through our concluded restructuring and expanding pipeline of opportunities, we continue to expect Augme to achieve Non-GAAP operating profitability by the end of our Q2 2014.  We will further update all investors on our progress during our quarterly conference call,” added Braiker.

About Augme Technologies, Inc.

Augme® Technologies, Inc. (OTCBB: AUGT), and its wholly-owned subsidiary Hipcricket, provides mobile marketing and advertising solutions and services to leading consumer and healthcare brands. Selling its products and services under the Hipcricket brand, Augme's platform has provided measurable successes in over 250,000 campaigns for its clients, which include many of America's brand-name leaders (e.g., Macy's, MillerCoors and Clear Channel) in a variety of industries, along with their agencies.

Augme's offerings allow marketers, brands, and agencies to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, MMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme's AD LIFE® platform facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE® solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business-to-consumer solutions, including national mobile couponing campaigns, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE®, Augme in 2011 acquired the assets of Hipcricket, Inc. and JAGTAG, Inc. and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, San Francisco, Chicago, and Miami. For more information visit www.augme.com or www.hipcricket.com.

Augme Technologies™, Hipcricket®, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-13.

Forward-Looking Statements
This release includes forward-looking statements. All statements regarding the expected results of our restructuring and our expected future financial position, including management's revenue guidance, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," " and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme's Form 10-K for the year ended February 29, 2012 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.